                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        United Therapeutics Corporation
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Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

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


                           [UNITED THERAPEUTICS LOGO]

                               1110 SPRING STREET
                            SILVER SPRING, MD 20910

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 26, 2001

     NOTICE IS HEREBY GIVEN that the 2001 annual meeting of stockholders of United Therapeutics Corporation, a Delaware corporation, will be held at the Holiday Inn, 8777 Georgia Avenue, Silver Spring, Maryland 20910 on Tuesday, June 26, 2001, at 9:00 a.m. Eastern Time, for the following purposes:

     1. To elect Class II directors; and

     2. To transact such other business as may properly come before the meeting and all adjournments thereof.

     The Board of Directors has fixed April 30, 2001 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting and all adjournments thereof. A list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder at United Therapeutics' principal executive offices offices not less than ten days prior to the annual meeting and at the annual meeting.

                                          By the order of the Board of
                                          Directors,

                                          /S/PAUL A. MAHON
                                          Paul A. Mahon
                                          Assistant Secretary and General
                                          Counsel
May 7, 2001
Silver Spring, Maryland

     EVEN IF YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                        UNITED THERAPEUTICS CORPORATION
                               1110 SPRING STREET
                            SILVER SPRING, MD 20910

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 26, 2001

     This proxy statement is solicited on behalf of the Board of Directors in connection with the annual meeting of stockholders to be held on Tuesday, June 26, 2001 at 9:00 a.m. Eastern Time, at the Holiday Inn, 8777 Georgia Avenue, Silver Spring, Maryland 20910, and all adjournments thereof. This proxy statement along with the accompanying proxy card is being mailed to stockholders commencing on or about May 7, 2001.

PROXY PROCEDURE

     If the enclosed proxy card is properly executed and returned prior to the meeting, the shares represented by the proxy card will be voted in accordance with the stockholder's directions or, if no directions are indicated, the shares will be voted in accordance with the recommendation of the Board of Directors as specified in this proxy statement. If the enclosed proxy is executed and returned to United Therapeutics, it nevertheless may be revoked at any time before it is exercised by (i) written notice to the Secretary of United Therapeutics at the company's principal executive offices at 1110 Spring Street, Silver Spring, MD 20910, (ii) by properly submitting to the Secretary at the company's principal executive offices a duly executed proxy bearing a later date, or (iii) by attending the meeting and voting in person.

PROXY SOLICITATION

     All costs of solicitation of proxies will be borne by United Therapeutics. In addition to the solicitation of proxies by use of the mails, United Therapeutics may utilize the services of the officers and regular employees of United Therapeutics (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone. United Therapeutics will request banks, brokers, custodians, nominees and fiduciaries to forward copies of the proxy solicitation materials to beneficial owners and to request authority for the execution of proxies. United Therapeutics will reimburse such persons or entities for their expenses in doing so.

VOTING AT MEETING

     Only holders of record of the common stock of United Therapeutics at the close of business on April 30, 2001 are entitled to notice of, and to vote either in person or by proxy, at the annual meeting. At the close of business on April 30, 2001, there were 20,253,587 shares of common stock outstanding. Each share of common stock held of record as of the record date is entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

     A majority of the outstanding shares of common stock on the record date, present in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Shares of common stock represented by proxies that are marked "without authority," with respect to the election of any one or more nominees for election as directors, or that abstain from voting, will be counted for the purpose of determining whether there is a quorum for the transaction of business at the annual meeting. Broker non-votes will be treated as not represented at the annual meeting as to any matter for which a non-vote is indicated on the broker's proxy.

     The affirmative vote of a plurality of the shares present in person or represented by proxy at the annual meeting is required to elect directors. "Plurality" means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the annual meeting. Consequently, any shares represented at the annual meeting but not voted for any reason have no impact on the election of directors.

                             ELECTION OF DIRECTORS

     United Therapeutics' Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the Board of Directors shall consist of not less than five and not more than twenty directors, the exact number to be determined from time to time by resolution of the Board of Directors. By resolution, the Board of Directors has currently set the number of directors at nine. The Amended and Restated Certificate of Incorporation also provides for a classified Board of Directors divided into three classes whose terms expire at different times. At the annual meeting, three Class II directors will be elected to the Board of Directors. Each Class II director will be elected to serve a term of three years expiring in 2004.

     The Board of Directors has no reason to doubt the availability of its nominees, and each nominee has indicated a willingness to serve if elected. If any nominee declines or is unable to serve for any reason, it is intended that, at the discretion of the Board of Directors, the Board of Directors will appoint a replacement director or the size of the Board will be reduced. Stockholders voting at the annual meeting may not vote for more than the number of nominees listed in the enclosed proxy.

     The persons named on the enclosed proxy card intend to vote such proxy for the election of the three nominees named below as Class II directors of United Therapeutics, unless the stockholder indicates on the proxy card that the vote should be withheld or contrary directions are indicated. If the proxy card is signed and returned without any direction given, shares of stock represented by the proxy will be voted FOR the election of the three nominees named on the proxy card.

             INFORMATION REGARDING NOMINEES FOR CLASS II DIRECTORS
                    TO BE ELECTED FOR TERMS EXPIRING IN 2004

     Ricardo Balda, M.S. (age 59), was appointed as the Chief Executive Officer of Medicomp, Inc. upon its acquisition by Unither Telemedicine Services Corp., a wholly owned subsidiary of United Therapeutics, in December 2000 and appointed to the Board of Directors in December 2000. In 1983, Mr. Balda founded Medicomp and served as its Chairman and President until the acquisition. In 1998, Mr. Balda founded Telemedical Procedures, LLC, which was also acquired by Unither Telemedicine Services Corp. in December 2000. Mr. Balda currently serves on the Board of Advisors of the Florida Institute of Technology. Prior to founding Medicomp and Telemedical Procedures, Mr. Balda served as General Manager of the Diagnostic Cardiology Division of Hewlett Packard and was the Chief Operating Officer of Marquette Electronics.

     Henry Beecher Hicks, III, M.B.A. (age 33), was most recently with Bank of America where he worked from 1995 through 2000 as Vice President of the Bank of America Catalyst Equity Fund and as Vice President with Banc of America Securities LLC. From 1993 to 1995, Mr. Hicks served as Senior Associate with PricewaterhouseCoopers LLP in the firm's mergers & acquisitions practice. From 1998 to 1999, Mr. Hicks served as a White House Fellow, Corporation for National Service.

     Michael C. Miles, M.B.A. (age 45), co-founded McManus & Miles, an investment bank specializing in financial advisory and private placement services, in 1989 and served as a managing director and board member from 1989 until December 2000 when he retired from the firm. Prior to co-founding McManus & Miles and since 1982, Mr. Miles served at The First Boston Corporation where he specialized in merger and project related financings.

     There are no family relationships between or among any director, director nominee and executive officer of United Therapeutics.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL THE ABOVE-NAMED NOMINEES AS CLASS II DIRECTORS OF UNITED THERAPEUTICS.

               INFORMATION REGARDING CONTINUING CLASS I DIRECTORS
                            (TERMS EXPIRING IN 2003)

     Martine A. Rothblatt, J.D., M.B.A. (age 46), started United Therapeutics after having successfully launched three satellite communications companies (PanAmSat, Sirius and WorldSpace). She has served as Chairman of its Board of Directors and Chief Executive Officer since its inception in 1996. Since 1995, Ms. Rothblatt has been active in efforts to find cures for pulmonary hypertension, which afflicts one of her daughters. Ms. Rothblatt also serves as Chairman of the Law and Medicine Committee of the International Bar Association and President of the William Harvey Medical Research Foundation.

     James W. Crow, Ph.D. (age 57), is a co-founder of United Therapeutics and has served as President Emeritus since April 2001. Prior to that, he served as President and Chief Operating Officer and as a member of its Board of Directors since its inception in 1996. Prior to 1996, Dr. Crow worked for more than 18 years at Glaxo Wellcome Inc., formerly Burroughs Wellcome Co., in positions such as International Project Leader, Associate Medical Director and Senior Clinical Research Scientist. While he was associate director of the Pulmonary II Section, Dr. Crow led the team that developed and obtained FDA approval for Flolan for the treatment of primary pulmonary hypertension patients in September 1995.

     Gilles Cloutier, Ph.D. (age 56), is a co-founder of United Therapeutics and has served as a member of its Board of Directors since its inception in 1996. He also served as Chief Financial Officer from December 1997 to January 2000 and as Executive Vice President and Treasurer from 1996 to 2000, until he was appointed Executive Vice President, Special Projects in 2001. He is currently director of several biotech companies and serves as Chairman of MoliChem Medicines, Inc. Dr. Cloutier served as President of CatoPharma Canada, Inc. from April 1992 to February 1997. From April 1990 to April 1992, Dr. Cloutier was the Vice President of Clinical Operations at Quintiles Transnational Corp.

              INFORMATION REGARDING CONTINUING CLASS III DIRECTORS
                            (TERMS EXPIRING IN 2002)

     Shelmer D. Blackburn, Jr., B.A. (age 40), is a co-founder of United Therapeutics and has served as Director of Operations, Secretary and a member of its Board of Directors since its inception in 1996. In 1999, Mr. Blackburn was promoted to Vice President of Operations and in 2000 to Executive Vice President for Medical Affairs. Prior to 1996, Mr. Blackburn worked for eight years at Glaxo Wellcome Inc., formerly Burroughs Wellcome Co., where he was responsible for the design and management of clinical trials for Flolan, as well as for an artificial surfactant for the treatment of neonatal patients with respiratory distress syndrome.

     Noah A. Samara, J.D., M.S.F.S. (age 44), has served on the Board of Directors of United Therapeutics since 1997. He has served as Chairman and Chief Executive Officer of WorldSpace Corporation, a satellite communications company, since August 1990.

     David Gooray, M.D. (age 51), has served on the Board of Directors of United Therapeutics since December 1997. Dr. Gooray has practiced cardiovascular medicine in Virginia, Maryland and the District of Columbia since July 1986. Since 1986, he has also served as an instructor in medicine at Howard University Medical School and principal investigator in a National Institutes of Health study.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of United Therapeutics' common stock as of March 30, 2001 by each person who United Therapeutics knows owns more than 5% of its common stock, each of the company's directors, each of its named executive officers, and all of its directors and executive officers as a group. Unless otherwise noted, the address of each person listed below is the company's address. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

Beneficial ownership also includes shares of stock subject to rights, options and warrants currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table. Percentage of beneficial ownership is based on 20,371,919 shares of common stock outstanding. Unless otherwise indicated, to the knowledge of United Therapeutics, all persons listed have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

                                                               NUMBER OF SHARES
                                                               OF COMMON STOCK       PERCENTAGE OF
                            NAME                              BENEFICIALLY OWNED   OUTSTANDING SHARES
                            ----                              ------------------   ------------------
Massachusetts Financial Services Company (1)................      2,718,030               13.3%
  500 Boylston Street
  Boston, MA 02116
Noah A. Samara, J.D., M.B.D. (2)............................      2,243,729               11.0%
Martine A. Rothblatt, J.D., M.B.A. (3)......................      1,744,485                8.3%
Capital Research & Management Company (1)...................      1,155,000                5.7%
  333 South Hope Street
  Los Angeles, CA 90071
Delaware Management Holdings (1)............................      1,041,785                5.1%
  2005 Market Street
  Philadelphia, PA 19103
Shaker Investments, Inc. (1)................................      1,041,579                5.1%
  2000 Auburn Drive, Suite 300
  Cleveland, OH 44122
Shelmer D. Blackburn, Jr., B.A. (4).........................        418,289                2.1%
Gilles Cloutier, Ph.D. (5)..................................        399,137                2.0%
James W. Crow, Ph.D. (6)....................................        382,747                1.9%
Roger Jeffs, Ph.D. (7)......................................         94,230                  *
Paul Mahon, J.D. (8)........................................         41,366                  *
Barry B. Kanarek, M.D., Ph.D. (9)...........................         31,525                  *
Wayne Roe (10)..............................................         40,634                  *
Fred T. Hadeed, C.P.A. (11).................................         34,340                  *
David Gooray, M.D. (12).....................................         29,695                  *
David Walsh, Ph.D. (13).....................................         20,400                  *
Michael C. Miles, M.B.A. (14)...............................         19,700                  *
Ricardo Balda, M.S..........................................          5,000                  *
H. Beecher Hicks, M.B.A. (15)...............................          5,200                  *
Darlene Walley, Ph.D........................................              0                  *
All directors and executive officers as a group (16 persons)
  (16)......................................................      5,510,477               25.7%

---------------
  *  Represents less than one percent.

 (1) Beneficial ownership information obtained from a Schedule 13G filed by the named beneficial holder in February 2001. This information is as of the
     Schedule 13G filing date.

 (2) Includes 5,000 shares of common stock issuable upon exercise of stock options at prices ranging from $13.06 to $47.00.

 (3) Includes 16,660 shares held by Ms. Rothblatt's minor children and 371,731 shares of common stock held by her spouse. Also includes 595,665 shares of common stock issuable upon exercise of stock options held by Ms. Rothblatt and 378 shares of common stock issuable upon exercise of stock options held by her spouse, at prices ranging from $14.48 to $90.00. Ms. Rothblatt disclaims beneficial ownership of all shares and options held by her spouse and children.

 (4) Includes 48,573 shares of common stock issuable upon exercise of stock options at prices ranging from $3.00 to $84.88.

 (5) Includes 340,437 owned by The Hammock House Inc., LLC. Dr. Cloutier is the Managing Director of Hammock House. Also includes 58,700 shares of common stock issuable upon exercise of stock options at prices ranging from $15.00 to $84.88.

 (6) Includes 77,715 shares of common stock issuable upon exercise of stock options at prices ranging from $3.00 to $84.88.

 (7) Includes 78,734 shares of common stock issuable upon exercise of stock options at prices ranging from $14.13 to $84.88.

 (8) Includes 29,366 shares of common stock issuable upon exercise of stock options at prices ranging from $13.06 to $77.13.

 (9) Includes 30,525 shares of common stock issuable upon exercise of stock options at prices ranging from $15.69 to $62.25.

(10) Includes 39,634 shares of common stock issuable upon exercise of stock options at prices ranging from $13.06 to $84.88.

(11) Includes 33,340 shares of common stock issuable upon exercise of stock options at prices ranging from $15.69 to $84.88.

(12) Includes 5,100 shares of common stock issuable upon exercise of stock options at prices ranging from $13.06 to $77.13.

(13) Includes 17,400 shares of common stock issuable upon exercise of stock options at prices ranging from $15.69 to $84.88.

(14) Includes 7,200 shares of common stock issuable upon exercise of stock options at prices ranging from $13.06 to $77.13.

(15) Includes 5,200 shares of common stock issuable upon exercise of stock options at prices ranging from $13.06 to $77.13.

(16) Includes 1,032,530 shares of common stock issuable upon exercise of stock options at prices ranging from $3.00 to $90.00.

                         BOARD MEETINGS AND COMMITTEES;
                           COMPENSATION OF DIRECTORS

BOARD OF DIRECTORS

     The Board of Directors met eight times in 2000. The Board of Directors has a compensation committee, an audit committee and a nominating committee. Except for Mr. Samara, each director attended at least seventy-five percent of all meetings of the Board of Directors and committees on which he or she served in 2000.

COMPENSATION COMMITTEE

     Members: Michael C. Miles, M.B.A. (Chair) and David Gooray, M.D.

     The Compensation Committee met eight times in 2000. The Compensation Committee is responsible for the overall design, approval and implementation of the executive compensation plans, policies and programs for officers and other key executives of United Therapeutics. The Compensation Committee responsibilities include: determining compensation levels, based on information about compensation levels of other companies, company performance, stockholder return and individual performance, for executive officers of United Therapeutics and administering United Therapeutics' equity incentive plan.

AUDIT COMMITTEE

     Members: H. Beecher Hicks, III, M.B.A. (Chair), Michael C. Miles, M.B.A.
              and David Gooray, M.D.

     The Audit Committee met two times during 2000. Each member of the Audit Committee is "independent" as defined in the Nasdaq listing standards. The Audit Committee responsibilities include: reviewing written disclosures and letters from United Therapeutics' independent auditors; evaluating the qualifications and performance of the independent auditors; meeting with the independent auditors in advance of the annual audit to review the scope of the proposed annual audits and quarterly reviews; approving the compensation of the independent auditors; reviewing with independent auditors any matters required to be discussed pursuant to Statement of Auditing Standards No. 61; reviewing and discussing with financial management and independent auditors financial statements proposed to be included in United Therapeutics' Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and make recommendation regarding inclusion of financial statements in Annual Report on Form 10-K; and discussing annually with independent auditors the adequacy and effectiveness of United Therapeutics' internal controls and assessing progress management has made in addressing issues raised by independent auditors.

NOMINATING COMMITTEE

     Members: Martine A. Rothblatt, J.D., M.B.A. (Chair), James W. Crow, Ph.D., and Gilles Cloutier, Ph.D.

     The Nominating Committee met two times in 2000 to consider and make recommendations to the full Board of Directors concerning the slate of director nominees for the 2001 annual meeting. The Nominating Committee reviews and recommends candidates for the Board of Directors.

DIRECTOR COMPENSATION

     Each director who is not also an employee receives a fee of $8,000 per year. Prior to October 4, 2000, each non-employee director was granted a non-qualified option to purchase 100 shares of United Therapeutics Common Stock for each meeting attended by the director. On October 4, 2000, the number of options was increased to 1,000 for each meeting attended in person by the director. Such options are exercisable at a price equal to the closing price of the stock as reported on Nasdaq on the date of grant. United Therapeutics reimburses each member of its Board of Directors for out-of-pocket expenses incurred in connection with attending Board meetings.

                                   MANAGEMENT

     The following table sets forth certain summary information concerning the compensation awarded to or earned by United Therapeutics' Chief Executive Officer and the four most highly compensated executive officers who earned in excess of $100,000 in cash compensation during the years ended December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                      SECURITIES
                                                                                      UNDERLYING
          NAME AND PRINCIPAL POSITION IN 2000            YEAR    SALARY     BONUS     OPTIONS(#)
          -----------------------------------            ----   --------   --------   ----------
Martine A. Rothblatt...................................  2000   $244,166   $109,489    503,000
  Chairman and Chief Executive Officer                   1999    167,340     18,000     80,000
                                                         1998    120,000         --     83,333
James W. Crow..........................................  2000    191,046     65,285      2,100
  President and Chief Operating Officer                  1999    160,000     16,000     40,000
                                                         1998    150,000         --     69,999
Gilles Cloutier........................................  2000    200,487     86,098      2,400
  Executive Vice President for Business Development      1999    160,000     16,000     20,000
                                                         1998    150,000         --     50,000

                                                                                      SECURITIES
                                                                                      UNDERLYING
          NAME AND PRINCIPAL POSITION IN 2000            YEAR    SALARY     BONUS     OPTIONS(#)
          -----------------------------------            ----   --------   --------   ----------
Shelmer D. Blackburn, Jr...............................  2000    161,466     82,085      2,148
  Vice President for Operations                          1999    113,000     11,300     20,000
                                                         1998    100,000         --     53,333
Roger Jeffs*...........................................  2000    181,127    154,010    124,400
     Vice President for Clinical, Scientific and
       Medical Affairs

---------------
* Dr. Jeffs became an executive officer of United Therapeutics in July of 2000. Previously, he was employed as the Director of Research, Development and Medical.

STOCK OPTION GRANTS AND EXERCISES

     The following tables show for the year ended December 31, 2000 certain information regarding options granted to, and held at year-end by, the named executive officers. Each of the options listed in the table below was granted pursuant to United Therapeutics' Amended and Restated Equity Incentive Plan or was granted outside of the Plan prior to the date that the individual became an executive officer of United Therapeutics. The percentages shown in the first table are based on an aggregate of 2,049,594 options granted to employees in 2000, including the named executive officers. The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant.

                                            OPTION GRANTS IN FISCAL YEAR
                                                 INDIVIDUAL GRANTS
                             ----------------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                                                   % OF TOTAL                                ASSUMED ANNUAL RATES OF
                                 NUMBER OF          OPTIONS                                 STOCK PRICE APPRECIATION
                                 SECURITIES        GRANTED TO    EXERCISE                        FOR OPTION TERM
                             UNDERLYING OPTIONS   EMPLOYEES IN   PRICE PER   EXPIRATION   -----------------------------
           NAME                  GRANTED(#)       FISCAL YEAR      SHARE        DATE           5%              10%
           ----              ------------------   ------------   ---------   ----------   -------------   -------------
Martine A. Rothblatt.......         1,500             0.07%       $15.69       12/10       $    14,796     $    37,501
                                    1,500             0.07         84.88        6/10            80,059         202,896
                                  500,000             24.4         90.00        6/10        28,300,258      71,718,411
James W. Crow..............         1,050             0.05         15.69       12/10            10,357          26,251
                                    1,050             0.05         84.88        6/10            56,041         142,027
Gilles Cloutier............         1,200             0.06         15.69       12/10            11,837          30,001
                                    1,200             0.06         84.88        6/10            64,047         162,317
Shelmer D. Blackburn,
  Jr.......................         1,074             0.05         15.69       12/10            10,594          26,851
                                    1,074             0.05         84.88        6/10            57,322         145,273
Roger Jeffs................         1,200             0.06         15.69       12/10            11,837          30,001
                                   12,000             0.58         41.56        4/10           313,701         794,925
                                    1,750             0.09         57.13        3/10           359,206         910,375
                                    8,250             0.40         57.13        3/10           359,206         910,375
                                  100,000             4.88         65.06        5/10         4,092,077      10,369,667
                                    1,200             0.06         84.88        6/10            64,047         162,317

     Amounts reported in the potential realizable value column above are hypothetical values that may be realized upon exercise of the options immediately prior to the expiration of their term, calculated by assuming that the stock price on the date of grant as determined by the Board of Directors appreciates at the indicated annual rate compounded annually for the entire term of the option (10 years). The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent United Therapeutics' estimate or projection of the future common stock price.

     In the following table, the value of unexercised in-the-money options at December 31, 2000 is based on the closing bid price of $14.75 on December 29, 2000 (the last business day prior to the end of the fiscal year) less the exercise price, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option.

                         FISCAL YEAR-END OPTION VALUES

                                                        NUMBER OF
                                                  SECURITIES UNDERLYING                VALUE OF UNEXERCISED
                                                  UNEXERCISED OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                                   DECEMBER 31, 2000(#)                DECEMBER 31, 2000($)
                                              ------------------------------      ------------------------------
                    NAME                      EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
                    ----                      -----------      -------------      -----------      -------------
Martine A. Rothblatt........................    582,332           150,667           $    --          $     --
James W. Crow...............................     66,048           104,384            39,163                --
Gilles Cloutier.............................     48,700            73,700                --                --
Shelmer D. Blackburn, Jr....................     41,906            66,908            39,163                --
Roger Jeffs.................................     47,234           202,199                --           328,988

EXECUTIVE OFFICER EMPLOYMENT AGREEMENTS

     In April 1999, United Therapeutics entered into an Executive Employment Agreement with Martine A. Rothblatt, its Chief Executive Officer. The employment agreement provides for an initial five-year term ending on December 31, 2004, and automatically renews for successive one-year periods after each year, unless either party terminates the agreement. The annual salary specified in the agreement was increased from $180,000 to $250,000 on February 1, 2000 in accordance with the terms of the agreement. Ms. Rothblatt is entitled to bonuses for each year of the initial term of the agreement in the form of stock options, in addition to other discretionary bonuses that may be awarded by the Board of Directors. As amended in December 2000, the agreement provides that Ms. Rothblatt will receive an option to purchase the number of shares of common stock equal to .06 percent of the increase in the company's market capitalization from its average in December each year (commencing December
2000). These options will be awarded pursuant to the Amended and Restated Equity Incentive Plan and will be fully exercisable on the date of grant. The options will have an exercise price equal to or exceeding the fair market value of a share of United Therapeutics' common stock on the date of grant. The options are exercisable over five years if Ms. Rothblatt is a 10% or greater stockholder on the date of grant, or 10 years otherwise. The maximum number of shares reserved for such grants is 7,939,517 and the maximum number that may be granted in any one calendar year may not exceed 500,000 shares in 2000, 701,353 shares in 2001, 681,434 shares in 2002, 2,757,832 shares in 2003 and 3,298,898 shares in 2004.

     If Ms. Rothblatt's employment is terminated due to her death or disability, the company will continue to pay to Ms. Rothblatt or her estate her current base salary through the end of the calendar year following such death or disability, and if her employment is terminated for disability, United Therapeutics will pay for continued benefits under its short-term and long-term disability insurance programs. If Ms. Rothblatt's employment is terminated by United Therapeutics other than for cause, or if Ms. Rothblatt terminates her employment for good reason, as these terms are defined in the agreement, including circumstances involving a change in control of United Therapeutics, she will be entitled to a lump sum cash payment equal to the sum of:

     - Her current base salary plus any bonus and incentive payments which have been earned through the date of termination;

     - The greater of her bonus and incentive payments for the prior year or the average of such payments for the prior two years, on a prorated basis for the year of termination;

     - Three times the sum of her highest annual base salary for the preceding 12 months and the greater of her previous year's bonus and incentive payment or the average of those payments for the previous two years; and

     - The difference between the fair market price and the exercise price of any non-vested options held by Ms. Rothblatt.

     In addition, Ms. Rothblatt will receive certain employee and retirement benefits. The agreement prohibits Ms. Rothblatt from engaging in activities competitive with the company for five years following termination of her employment.

     United Therapeutics has entered into employment agreements with each of Drs. Crow, Cloutier and Jeffs and Mr. Blackburn. Dr. Crow's agreement was amended in April 2001 to expire in April 2002 and provide that Dr. Crow will work on a part-time basis as President Emeritus with an annual base salary of $100,000. Dr. Cloutier's agreement was amended in April 2001 to expire in April 2002 and provide that Dr. Cloutier will work on a part-time basis as Executive Vice President, Special Projects, with an annual base salary of $58,500. Dr. Cloutier's agreement provides that if he is terminated as a result of a change in control of the company, then he shall be entitled to a lump sum payment for the base salary for his time remaining under the agreement. The term of Mr. Blackburn's agreement ends on August 1, 2003, and provides for an annual base salary of at least $100,000. The term of Dr. Jeffs' agreement ends in June 2006, and provides for an annual base salary of at least $250,000. Dr. Jeff's agreement provides that if he is terminated as a result of a change in control of the company, then he shall generally be entitled to a lump sum payment for the base salary for his time remaining under the agreement and any unvested options would immediately become vested. Each of the agreements with Drs Crow, Cloutier and Jeffs, and Mr. Blackburn, also provides for an automatic annual renewal unless either party terminates with at least 30 days notice to the other party. In addition, each of the agreements provides that if the employee is terminated by United Therapeutics other than for cause, or if the employee terminates the agreement for good reason, as those terms are defined in the agreements, the employee is entitled to his base salary through the full term of the agreement. Furthermore, each of these agreements prohibits Drs. Crow, Cloutier and Jeffs, and Mr. Blackburn from accepting employment, consultancy or other business relationships with a competitor of United Therapeutics for twelve months following his last receipt of compensation from United Therapeutics.

                      REPORT OF THE COMPENSATION COMMITTEE

     United Therapeutics' executive compensation program is administered by the Compensation Committee. In addition to base salary, compensation for United Therapeutics' executive officers may include annual performance bonuses, stock options pursuant to the Amended and Restated Equity Incentive Plan and otherwise. It is the intention of the Compensation Committee to use salary and bonuses as compensation for current and past performance, while using stock options and restricted stock grants to provide incentives for superior long-term performance. To establish compensation for executive officers of United Therapeutics, the Compensation Committee uses subjective performance evaluations, and with respect to executive officers other than Ms. Rothblatt, the salary and bonus recommendations of Ms. Rothblatt.

     Ms. Rothblatt's 2000 compensation was determined in accordance with her Executive Employment Agreement. Each of the other named executive officers also has an employment agreement with the company. In 2000, Ms. Rothblatt and each of the other executive officers received a cash bonus in an amount equal to 6% of his or her base salary, which bonus was based upon the achievement of certain development and performance goals by the company in 2000, plus an additional amount determined by the Compensation Committee based on each person's individual accomplishments made during 2000.

                                          Members of the Compensation Committee

                                          Michael C. Miles
                                          David Gooray

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee for fiscal year 2000 were David Gooray, Michael C. Miles (for the second half of 2000) and Noah A. Samara (for the first half of 2000). None of the Compensation Committee members has served as an officer or employee of United Therapeutics or its subsidiaries.

                         REPORT OF THE AUDIT COMMITTEE

     United Therapeutics' Audit Committee is currently composed of three independent directors and operated under a written charter adopted by the Board of Directors. A copy of the charter is attached as an appendix to this proxy statement.

     The Audit Committee has met and held discussions with United Therapeutics' management and with the company's independent accountants, KPMG LLP. The Audit Committee has reviewed and discussed the consolidated financial statements of United Therapeutics for 2000 with company management. The Audit Committee has discussed with KPMG matters required to be discussed by generally accepted auditing standards, including standards set forth in Statement on Auditing Standards No. 61.

     KPMG also provided to the Audit Committee the written disclosures regarding its independence required by Independence Standards Board Standard No. 1, and the Audit Committee has discussed with KPMG its independence.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for 2000 be included in United Therapeutics' Annual Report on Form 10-K for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                                          Members of the Audit Committee

                                          H. Beecher Hicks, III (Chair)
                                          Michael C. Miles
                                          David Gooray

                            STOCK PRICE PERFORMANCE

     The graph below compares cumulative total shareholder return with the cumulative return (assuming reinvestment of dividends) of the Standard & Poor's Midcap 400 Index and the Standard & Poor's Biotechnology Index. The information on the graph covers the period from June 17, 1999 (the date United Therapeutics' common stock began trading pursuant to the company's initial public offering), through December 31, 2000. The stock price information shown on the graph below is not necessarily indicative of future stock price performance.

                COMPARISON OF 18 MONTH CUMULATIVE TOTAL RETURN*
      AMONG UNITED THERAPEUTICS CORPORATION, THE S&P MIDCAP 400 INDEX AND
                          THE S&P BIOTECHNOLOGY INDEX
[COMPARISON LINE GRAPH]

                                                         6/17/99                    12/31/99                   12/31/00
                                                   -------------------           --------------             -----------------
United Therapeutics Corporation                        $ 100.00                    $ 377.44                    $ 121.03
Standard & Poor's Midcap 400                           $ 100.00                    $ 113.09                    $ 132.89
Standard & Poor's Biotechnology                        $ 100.00                    $ 189.92                    $ 180.84

------------------
* Assumes that $100 was invested on 6/17/99 in United Therapeutics' Common Stock or on 5/31/99 in the indices (including reinvestment of dividends). United Therapeutics' fiscal year ends December 31.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Unither Telemedicine Services Corporation, a subsidiary of United Therapeutics, entered into a lease for office space with Beacon Projects in March 1999. Ms. Rothblatt is the President and owner of Beacon Projects. The lease expired in 2001 and is being renewed month-to-month. The Board of Directors approved this transaction based on an independent appraisal and without the participation of Ms. Rothblatt. The lease was amended to include an additional facility owned by Beacon Projects. Payments under the amended lease are approximately $96,000 annually and the amended lease is being renewed on a month-to-month basis. United Therapeutics believes that the terms of these transactions were at least as favorable as terms it could have obtained in arm's length transactions with an independent third party.

     Each of Ms. Rothblatt, Paul A. Mahon, General Counsel and Assistant Secretary of United Therapeutics, and Christopher Patusky, an officer of the company's telemedicine subsidiary, is a principal of the law firm Mahon Patusky Rothblatt & Fisher, Chartered, which United Therapeutics has retained in the past and intends to retain in the future. United Therapeutics paid the law firm approximately $555,000 during the year ended December 31, 2000. Ms. Rothblatt does not receive compensation from the law firm.

     In 1998, United Therapeutics entered into a cooperative drug discovery agreement with William Harvey Research Limited. United Therapeutics paid approximately $347,000 during the year ended December 31, 2000 under this agreement. Under the agreement, United Therapeutics is required to pay William Harvey a royalty equal to 10% of net sales and license fees that the company earns from discoveries of William Harvey. Ms. Rothblatt is president of William Harvey Medical Research Foundation, an affiliate of William Harvey Research Limited.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires United Therapeutics' directors and executive officers and persons who own beneficially more than ten percent of any class of equity securities of the company to file with the Securities and Exchange Commission initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by Securities and Exchange Commission regulation to furnish United Therapeutics with copies of all Section 16(a) forms they file.

     To United Therapeutics' knowledge, based solely on review of the copies of such reports furnished to the company, during the fiscal year ended December 31, 2000, the company's directors, executive officers and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that Wayne Roe filed a late Form 3.

                              INDEPENDENT AUDITORS

     United Therapeutics is presently utilizing the services of KPMG LLP, which has been the company's independent auditors since 1997 and will serve as the company's independent auditors for the fiscal year ended December 31, 2001. Representatives of KPMG LLP will be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                           INDEPENDENT AUDITORS' FEES

     For fiscal 2000 services, United Therapeutics paid KPMG LLP the following fees:

     - Audit Fees: $95,000 for services rendered for the review of United Therapeutics' quarterly financial statements and audit of United Therapeutics' annual financial statements for fiscal 2000.

     - Financial Information Systems Design and Implementation Fees: There were no services rendered related to information systems.

     - All Other Fees: $108,000 for all other matters.

     United Therapeutics' Audit Committee has considered and determined that the provision of non-audit services by KPMG is compatible with maintaining KPMG's independence.

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Stockholder proposals intended for inclusion in United Therapeutics' proxy statement and form of proxy for the 2002 annual stockholders meeting must be received by United Therapeutics no later than January 7, 2002. Upon receipt of any stockholder's proposal, United Therapeutics will determine whether to include the proposal in the proxy statement and form of proxy in accordance with the regulations governing solicitation of proxies.

     In order for a stockholder to nominate a director for election at the 2002 annual stockholders meeting, the company's Amended and Restated Bylaws require that the stockholder give timely notice of the nomination to the company in advance of the meeting. Such notice must be given not less than 90 days nor more than 120 days prior to the anniversary date of the 2001 annual meeting of stockholders.

     In order for a stockholder to bring other business before the 2002 annual stockholders meeting, timely notice must be given to United Therapeutics in advance of the meeting. Such notice must be given no less than 90 nor more than 120 days prior to the anniversary date of the 2001 meeting, and must include a description of the proposed business, the reason for conducting the proposed business at the meeting and other matters as specified in United Therapeutics' Amended and Restated Bylaws. These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in United Therapeutics' proxy statement. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority by proxies designated by the company.

     All notices of proposals must be given to United Therapeutics' Secretary, Shelmer D. Blackburn, Jr., whose address is 1110 Spring Street, Silver Spring, MD 20910.

     The company will furnish a copy of United Therapeutics' Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws to any stockholder without charge upon written request to the Secretary by the stockholder.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be presented for consideration at the annual meeting. If any other matter properly comes before the meeting, the persons named in the accompanying proxy intend to vote on such matters in accordance with their judgment.

May 7, 2001

                                    APPENDIX

                        UNITED THERAPEUTICS CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE

     The Board of Directors of United Therapeutics Corporation (the "Company") hereby adopts this charter to govern the composition of its Audit Committee (the "Committee") and the scope of the Committee's duties and responsibilities, and to set forth specific actions the Board of Directors expects the Committee to undertake to fulfill those duties and responsibilities.

I.  STATEMENT OF PURPOSE

     The Committee will assist the Board of Directors in overseeing and monitoring the Company's financial reporting process. The duties of the Committee are ones of oversight and supervision. It is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. The primary responsibility for the Company's financial statements and internal controls rests with senior management. Similarly, it is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations or the Company's compliance programs. The Board of Directors recognizes that the Committee will rely on the advice and information it receives from the Company's management and independent auditors. The Board expects that the Committee will maintain free and open communication with the other directors, the Company's independent and internal auditors and the financial management of the Company.

II.  COMPOSITION OF THE AUDIT COMMITTEE

     The Committee shall be comprised of at least three members of the Board of Directors, with the number of members to be determined from time to time by the Board. The members shall be designated by the Board of Directors, and each of them shall, in the judgment of the Board, be independent of management, as that term is defined by Rule 4200 of the Nasdaq National Market Rules, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

     Each member of the Committee shall, in the judgment of the Board, be able to read and understand fundamental financial statements or will be able to do so within a reasonable period of time after his or her appointment to the Committee. In addition, the Committee shall include at least one person who, in the judgment of the Board, has past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     Unless the Board has previously designated the Chair, the members of the Committee may designate a Chair by majority vote.

III.  MEETINGS

     The Committee shall meet at least two (2) times annually, or more frequently as the Committee may from time to time determine may be appropriate. One or more of these meetings shall include separate executive sessions with the Company's Chief Financial Officer and the independent auditors. Unless, in the Committee's judgment, circumstances dictate otherwise, the meetings shall occur in advance of the annual audit and prior to the filing of the Company's Annual Report on Form 10-K.

IV.  DUTIES AND RESPONSIBILITIES OF THE AUDIT COMMITTEE.

     The duties and responsibilities of the Committee shall include the following:

     A. INDEPENDENT AUDITORS

          1. Receive the written disclosures and letter from the Company's independent auditors contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and discuss with the auditors any issues required to be discussed regarding their objectivity and independence.

          2. Annually evaluate the qualifications and prior performance of the Company's current independent auditors. Based on the representations regarding independence and the results of such evaluation, determine whether to recommend to the Board of Directors that the independent auditors should be reappointed or replaced. If a determination is made to recommend that the current independent auditors should be replaced, recommend to the Board of Directors such replacement.

          3. Meet with the independent auditors and financial management of the Company in advance of the annual audit to review its proposed scope, the proposed scope of the quarterly reviews, and the procedures to be followed in conducting the audit and the reviews.

          4. Approve the compensation of the independent auditors.

          5. Review with the independent auditors any matters required to be discussed by Statement of Auditing Standards No. 61, as may be modified or supplemented.

          6. Review and discuss the Company's financial statements proposed to be included in the Company's Annual Report on Form 10-K with the Company's financial management and independent auditors. Receive assurances from financial management and the auditors that such financial statements contain no material misstatements or omissions. If deemed appropriate, after consideration of the reviews and assurances, including, without limitation, pursuant to Section IV.A.1 above, recommend to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K.

          7. Review and discuss the Company's financial statements contained in the Company's Quarterly Reports on Form 10-Q with the Company's financial management and independent auditors. Receive assurances from the Company's financial management that the financial statements included in the Company's reports do not contain any material misstatements or omissions, and receive assurances that the independent auditors learned of no material misstatements or omissions in the course of their review of such financial statements.

          8. Discuss at least annually with the Company's independent auditors the adequacy and effectiveness of the Company's internal controls. Review the management letter issued by the independent auditors and management's response thereto. Periodically assess action management has taken or progress it has made in addressing issues raised by the independent auditors.

     B. MANAGEMENT

          1. Review all related party transactions and potential conflict of interest situations involving the Company's principal stockholders or members of the Board of Directors or senior management.

          2. Prepare the disclosure required of this Committee by S-K Item 306 of the Securities and Exchange Commission regulations to be included in the Company's annual proxy statement.

          3. Review this charter on an annual basis and make recommendations to the Board of Directors concerning any changes deemed appropriate.

                         UNITED THERAPEUTICS CORPORATION
      PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 26, 2001

            The undersigned hereby names, constitutes and appoints Martine A. Rothblatt and Paul A. Mahon, and each of them, with full powers of substitution to act as true and lawful attorneys and proxies for the undersigned, and in the place and stead of the undersigned to attend the Annual Meeting of the Stockholders of United Therapeutics Corporation to be held on Tuesday, June 26, 2001 at 9:00 a.m. Eastern Time, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on April 30, 2001, with all the powers that the undersigned would possess if he or she were personally present.


                 PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY
                         IN THE ENCLOSED REPLY ENVELOPE

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                                               FOR                                    Nominees:
1.  Election of Directors             all nominees listed,      WITHHOLD AUTHORITY
(Instructions:  To withhold            except as marked to       to vote for all      Class II:     Ricardo Balda
authority to vote for any                 the contrary           nominees listed                    H. Beecher Hicks, III
individual nominee, strike a line                                                                   Michael C. Miles
through the nominee's name.)                  [ ]                      [ ]
                                                                                      THE BOARD OF DIRECTORS UNANIMOUSLY
                                                                                      RECOMMENDS A VOTE FOR EACH OF THE
                                                                                      NOMINEES NAMED ABOVE.


Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to United Therapeutics at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.



The undersigned acknowledges receipt from United Therapeutics prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders, a Proxy
Statement and the 2000 Annual Report to Shareholders.



DATED________             SHAREHOLDER (print name) ________________

                        SHAREHOLDER (sign name) ___________________


2. The transaction of such other business as may properly come before the meeting and any and all adjournments thereof.


IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL
BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1. IF ANY OTHER BUSINESS IS
PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN
ITS JUDGMENT. AT PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS
TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY
AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY
PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL
NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.



                                         I do [ ] do not [ ] plan to attend the
                                         meeting. (Please check one.)



NOTE: Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.